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                        PROVANTAGE HEALTH SERVICES, INC.
               EXHIBIT 11 - COMPUTATION OF EARNINGS PER COMMON AND
                             COMMON EQUIVALENT SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                             Second Quarters as of                        Fiscal Years Ended
                                         ------------------------------------------------------------------------------------
                                          July 31,         August 1,        January 30,      January 31,       February 1,
                                            1999              1998             1999              1998              1997
                                         (13 Weeks)        (13 Weeks)       (52 Weeks)        (52 Weeks)        (52 Weeks)
                                         ------------------------------------------------------------------------------------
BASIC:
Net earnings                          $        2,387    $        1,924   $         9,482   $        7,121   $         4,640
                                         ============     =============    ==============    =============     =============

Weighted average number of
  outstanding common shares                   13,688            12,550            12,550           12,550            12,550
                                         ============     =============    ==============    =============     =============

Net earnings per common
  share - basic (1)                   $         0.17    $         0.15   $          0.76   $         0.57   $          0.37
                                         ============     =============    ==============    =============     =============

DILUTED:
Net earnings                          $        2,387    $        1,924   $         9,482   $        7,121   $         4,640
                                         ============     =============    ==============    =============     =============

Weighted average number of
  outstanding common shares                   13,688            12,550            12,550           12,550            12,550
Number of common shares
  issuable assuming exercise
  of stock options                                 1
Weighted average number of
  outstanding common and
  common equivalent shares -
  assuming full dilution                      13,689            12,550            12,550           12,550            12,550
                                         ============     =============    ==============    =============     =============

Net earnings per common
  share - diluted (1)                 $         0.17    $         0.15   $          0.76   $         0.57   $          0.37
                                         ============     =============    ==============    =============     =============

(1) Earnings per share are computed by dividing net earnings by the weighted average number of outstanding common and common equivalent shares.